UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 4, 2019

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

 (858) 571-2121
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01      Entry Into Material Definitive Agreement

In light of the public announcement by Jack in the Box Inc. (“Company”) on December 17, 2018, that the Company is exploring strategic and financing alternatives to maximize shareholder value, and as part of its ongoing discussions with JANA Partners LLC (“JANA”), on January 4, 2019, the Company and JANA entered into an amendment (the “Amendment”) to the Cooperation Agreement between the Company and JANA dated October 29, 2018 (the “Cooperation Agreement”).  The Amendment extends to March 15, 2019, the deadline for appointing two New Independent Directors to the Company’s Board of Directors pursuant to the Cooperation Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

ITEM 9.01      Financial Statements and Exhibits

(d)   Exhibits

The following exhibit is filed as part of this report:

Exhibit
  No.                                       Description
-----------                           ---------------
10.1	Amendment No. 1 to Cooperation Agreement, dated as of January 4, 2019, between Jack in the Box Inc. and JANA Partners LLC

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ Lance Tucker
Lance Tucker
Executive Vice President
Chief Financial Officer
(Principal Financial Officer
(Duly Authorized Signatory)
Date: January 4, 2019